UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2014

TIM HORTONS INC.

(Exact name of registrant as specified in its charter)

Canada	001-32843	98-0641955
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

874 Sinclair Road, Oakville ON, Canada	L6K 2Y1
(Address of principal executive offices)	(Zip Code)

(905) 845-6511

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Credit Agreement

Overview

In connection with the Transactions (as defined below), two subsidiaries (the “Borrowers”) of Restaurant Brands International (as defined below) entered into a credit agreement, dated as of October 27, 2014 (the “Credit Agreement”), pursuant to which JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association and other lenders agreed to provide (i) a senior secured term loan facility in an aggregate principal amount of $6,750 million (the “Term Loan Facility”) and (ii) a senior secured revolving credit facility in an aggregate principal amount of $500 million (the “Revolving Credit Facility” and, together with the Term Loan Facility, the “Credit Facilities”). The proceeds of the Term Loan Facility were funded into escrow on October 27, 2014 pending the consummation of the Transactions.

As described herein, the Transactions were consummated on December 12, 2014 and, as a result, the proceeds of the Term Loan Facility were released from escrow. Such funds were used to finance a portion of the Transactions, refinance certain existing indebtedness of Burger King Worldwide, Inc. (“Burger King Worldwide”) and its subsidiaries, and Tim Hortons Inc. (“Tim Hortons” or the “Company”) and its subsidiaries, pay fees and expenses incurred in connection with the Transactions, provide ongoing working capital and for other general corporate purposes of the Borrowers and their subsidiaries.

By virtue of the Transactions, Burger King Worldwide and Tim Hortons became indirect, wholly-owned subsidiaries of one of the two Borrowers. Pursuant to a guaranty dated as of December 12, 2014 (the “Credit Guaranty”), the obligations under the Credit Facilities were guaranteed on a senior secured basis, jointly and severally, by the direct parent company of one of the Borrowers and substantially all of its Canadian and U.S. subsidiaries (the “Credit Guarantors”), including Burger King Worldwide, Tim Hortons and substantially all of their respective Canadian and U.S. subsidiaries.

Interest Rate

At the Borrowers’ option, the interest rates applicable to loans under the Credit Facilities will be based on a fluctuating rate of interest determined by reference to either (i) a base rate determined by reference to the highest of (a) the “prime rate” of JPMorgan Chase Bank, N.A., (b) the federal funds rate plus 0.50% and (c) the Eurocurrency rate applicable for an interest period of one month plus 1.00%, plus an applicable margin equal to (x) 2.50% in the case of the loans under the Term Loan Facility or (y) 2.00% in the case of the loans under the Revolving Credit Facility or (ii) a Eurocurrency rate determined by reference to LIBOR, adjusted for statutory reserve requirements, plus an applicable margin equal to (x) 3.50% in the case of the loans under the Term Loan Facility or (y) 2.00% in the case of the loans under the Revolving Credit Facility. Borrowings under the Term Loan Facility will be subject to a floor of 1.00% in the case of Eurocurrency loans. The applicable margin for loans under the Revolving Credit Facility will be adjusted after the completion of the Borrowers’ first full fiscal quarter after the closing of the Transactions based upon the Borrowers’ first lien senior secured leverage ratio.

Maturity and Amortization

The Term Loan Facility has a seven-year maturity and the Revolving Credit Facility has a five-year maturity. The principal amount of the Term Loan Facility amortizes in quarterly installments, commencing with the second quarter following the consummation of the Transactions, in an amount equal to 0.25% of the original principal amount of the Term Loan Facility, with the balance payable at maturity.

Security

The Borrowers and the Credit Guarantors entered into Canadian and U.S. security agreements, as applicable (the “Security Agreements”), each dated as of December 12, 2014, in favor of JPMorgan Chase Bank, N.A., as collateral agent. Pursuant to the Security Agreements, amounts borrowed under the Credit Facilities are secured on a first priority basis by a perfected security interest in substantially all of the present and future property (subject to certain exceptions) of each Credit Guarantor and each Borrower.

Certain Covenants and Events of Default

The Credit Facilities contain a number of customary affirmative and negative covenants that, among other things, will limit or restrict the ability of the Borrowers and certain of their subsidiaries to: incur additional indebtedness; make investments; incur liens; engage in mergers, consolidations, liquidations and dissolutions (other than pursuant to the Transactions); sell assets; pay dividends and make other payments in respect of capital stock; make investments, loans and advances; pay or modify the terms of certain indebtedness; engage in certain transactions with affiliates; enter into negative pledge clauses and clauses restricting subsidiary distributions; and change their line of business.

In addition, the Borrowers will be required to not exceed a specified first lien senior secured leverage ratio in the event the sum of the amount of letters of credit in excess of $50,000,000 (other than those that are cash collateralized), any loans under the Revolving Credit Facility and any swingline loans outstanding as of the end of any fiscal quarter exceed 30.00% of the commitments under the Revolving Credit Facility.

The Credit Facilities contain customary events of default, including nonpayment of principal, interest, fees or other amounts; material inaccuracy of a representation or warranty when made; violation of certain covenants; cross-default to material indebtedness; bankruptcy events; inability to pay debts or attachment; material unsatisfied judgments; actual or asserted invalidity of any security document; and a change of control. The Borrowers’ ability to borrow under the Credit Facilities will be dependent on, among other things, its compliance with the above-described first lien senior secured leverage ratio, if applicable. Failure to comply with this ratio or the other provisions of the Credit Facilities (subject to certain grace periods) could, absent a waiver or an amendment from the lenders under such agreement, restrict the availability of the Revolving Credit Facility and permit the acceleration of all outstanding borrowings under the Credit Agreement.

The foregoing summary of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Credit Agreement, filed as Exhibit 10.1 hereto and incorporated herein by reference, and the Credit Guaranty, a copy of which is attached hereto as Exhibit 10.2 hereto and incorporated herein by reference.

Indenture

Overview

In connection with the Transactions (as defined below), 1011778 B.C. Unlimited Liability Company, an unlimited liability company organized under the laws of British Columbia (the “Issuer”), and New Red Finance, Inc., a Delaware corporation (together with the Issuer, the “Issuers”), the two subsidiaries of Restaurant Brands International that are the Borrowers under the Credit Agreement, entered into an indenture, dated as of October 8, 2014 (the “Indenture”), by and among the Issuers and Wilmington Trust, National Association, as trustee and as collateral agent, in connection with the issuance and sale by the Issuers to Wells Fargo Securities, LLC, J.P. Morgan Securities LLC and certain other initial purchasers of $2.25 billion aggregate principal amount of 6.00% Second Lien Senior Secured Notes due 2022 (the “Notes”). Proceeds from the issuance of the Notes were deposited into escrow on October 27, 2014 pending the consummation of the Transactions.

As described herein, the Transactions were consummated on December 12, 2014 and, as a result, the proceeds of the issuance were released from escrow. Such funds were used to finance a portion of the Transactions and to pay related fees and expenses.

Interest; Ranking; Guarantees; Security

The Notes will mature on April 1, 2022, and bear interest at a rate of 6.00% per annum, payable semi-annually in cash in arrears on April 1 and October 1 of each year, beginning on April 1, 2015.

The Notes are second lien senior secured obligations and rank pari passu in right of payment to all of the Issuers’ existing and future senior indebtedness, effectively senior in right of payment to the Issuers’ existing and future senior unsecured indebtedness, to the extent of the value of the collateral securing the Notes and senior in right of payment to all of the Issuers’ existing and future subordinated indebtedness.

By virtue of the Transactions, Burger King Worldwide and Tim Hortons became indirect, wholly-owned subsidiaries of one of the two Issuers. Pursuant to a guarantee dated as of December 12, 2014 (the “Notes Guarantees”), the Notes were guaranteed on a senior secured basis, jointly and severally, by certain parent companies of the Issuers and substantially all of their Canadian and U.S. subsidiaries (the “Note Guarantors”), including Burger King Worldwide, Tim Hortons and substantially all of their respective Canadian and U.S. subsidiaries.

Each Note Guarantee ranks pari passu in right of payment with the applicable Note Guarantor’s existing and future senior debt, ranks effectively senior in right of payment to such Note Guarantor’s existing and future senior unsecured debt, to the extent of the value of the collateral securing the Notes, and ranks senior in right of payment to all of such Note Guarantor’s existing and future subordinated indebtedness.

The Notes and the Notes Guarantees are secured by a second-priority lien, subject to certain exceptions and permitted liens, on all of the Issuers’ and the Note Guarantors’ present and future property that secures the Issuers’ senior secured credit facilities and any outstanding Tim Hortons Notes (as defined below), to the extent of the value of the collateral securing such first-priority senior secured debt. The Notes and the Notes Guarantees will be structurally subordinated to all existing and future liabilities of the Issuers’ non-guarantor subsidiaries.

Optional Redemption

The Issuers may redeem some or all of the Notes at any time prior to October 1, 2017 at a price equal to 100% of the principal amount of the Notes redeemed plus a “make whole” premium and, at any time on or after October 1, 2017, at the redemption prices set forth in the Indenture. In addition, at any time prior to October 1, 2017, up to 40% of the aggregate principal amount of the Notes may be redeemed with the net proceeds of certain equity offerings, at the redemption price specified in the Indenture.

In connection with any tender offer for the Notes, including a change of control offer or an asset sale offer, the Issuer will have the right to redeem the Notes at a redemption price equal to the amount offered in that tender offer if not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in such tender offer.

Change of Control

If the Issuer experiences a change of control, the holders of the Notes will have the right to require the Issuers to offer to repurchase the Notes at a purchase price equal to 101% of their aggregate principal amount plus accrued and unpaid interests and Additional Amounts (as defined in the Indenture), if any, to the date of such repurchase.

Covenants and Events of Default

The terms of the Indenture, among other things, limit the ability of the Issuers and their restricted subsidiaries to (i) incur additional indebtedness and guarantee indebtedness; (ii) create liens or use assets as security in other transactions; (iii) declare or pay dividends, redeem stock or make other distributions to stockholders; (iv) make investments; (v) merge or consolidate, or sell, transfer, lease or dispose of substantially all of the Issuers’ assets;

(vi) enter into transactions with affiliates; (vii) sell or transfer certain assets; and (viii) agree to certain restrictions on the ability of restricted subsidiaries to make payments to us. These covenants are subject to a number of important qualifications, limitations and exceptions that are described in the Indenture.

The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include payment defaults, a failure to pay certain judgments and certain events of bankruptcy and insolvency. These events of default are subject to a number of important qualifications, limitations and exceptions that are described in the Indenture. The foregoing summary of the Indenture does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Indenture, filed as Exhibit 4.1 hereto and incorporated herein by reference, and the first supplemental indenture thereto, a copy of which is attached hereto as Exhibit 4.2 and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with the Transactions, Tim Hortons terminated its Revolving Credit Facility, dated as of December 13, 2010, among the Company and The TDL Group Corp., as borrowers, and certain lenders and agents named therein, pursuant to which such borrowers had access to $250 million of revolving credit commitments. Immediately prior to the termination of the Revolving Credit Facility, there were no borrowings outstanding thereunder. Certain letters of credit outstanding under the Revolving Credit Facility were transferred to that certain Credit Agreement, dated as of October 27, 2014, among 1011778 B.C. Unlimited Liability Company and New Red Finance, Inc., as borrowers, 1013421 B.C. Unlimited Liability Company, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 12, 2014, pursuant to the Arrangement Agreement and Plan of Merger (the “Arrangement Agreement”) by and among Tim Hortons, Burger King Worldwide, Restaurant Brands International Inc., a corporation continued under the laws of Canada (f/k/a 9060669 Canada Inc. and 1011773 B.C. Unlimited Liability Company) (“Restaurant Brands International”), Restaurant Brands International Limited Partnership, a limited partnership organized under the laws of Ontario and a subsidiary of Restaurant Brands International (f/k/a New Red Canada Limited Partnership and New Red Canada Partnership) (“Partnership”), Blue Merger Sub, Inc., a corporation incorporated under the laws of Delaware and a wholly owned subsidiary of Partnership (“Merger Sub”), and 8997900 Canada Inc., a corporation organized under the laws of Canada and a wholly owned subsidiary of Partnership (“Amalgamation Sub”), Amalgamation Sub acquired all of the outstanding shares of Tim Hortons pursuant to a plan of arrangement under section 192 of the Canada Business Corporations Act, which resulted in Tim Hortons becoming an indirect subsidiary of both Restaurant Brands International and Partnership (the “Arrangement”). Merger Sub then merged with and into Burger King Worldwide, with Burger King Worldwide surviving the merger as an indirect subsidiary of both Restaurant Brands International and Partnership (the “Merger” and, together with the Arrangement and the related financing transactions described above, the “Transactions”).

As previously disclosed, under the Arrangement Agreement, each holder of a Tim Hortons common share was entitled to receive C$65.50 in cash and 0.8025 newly issued Restaurant Brands International common shares (the “Arrangement Mixed Consideration”) in exchange for each Tim Hortons common share held by such shareholder, other than shareholders who (a) made an election to receive cash, who were entitled to receive C$88.50 in cash in exchange for each Tim Hortons common share held by such shareholder, subject to proration as described in the Joint Information Statement/Circular (as defined below) (the “Arrangement Cash Consideration”) or (b) made an election to receive Restaurant Brands International common shares, who were entitled to receive 3.0879 newly issued Restaurant Brands International common shares in exchange for each Tim Hortons common share held by such shareholder, subject to proration as described in the Joint Information Statement/Circular (the “Arrangement Shares Consideration”). This report refers to the consideration to be received by a holder of Tim Hortons common shares in the Arrangement, whether in the form of Arrangement Mixed Consideration, Arrangement Cash Consideration or Arrangement Shares Consideration as the “Arrangement Consideration.” Also pursuant to the Arrangement Agreement, in the Merger, each stockholder of Burger King Worldwide was entitled to receive 0.99 Restaurant Brands International common shares and 0.01 Partnership exchangeable units for each common share of Burger King Worldwide held, or, if such stockholder so elected, Partnership exchangeable units in lieu of Restaurant Brands International common shares, subject to a limit on the maximum number of Partnership exchangeable units issued in the Merger.

The issuance of Restaurant Brands International common shares and Partnership exchangeable units in the Transactions was registered under the Securities Act of 1933, as amended, pursuant to Restaurant Brands International and Partnership’s registration statement on Form S-4 (File Nos. 333-198769 and 333-198769-01) (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “SEC”) and declared effective November 5, 2014. The definitive joint information statement/circular of Tim Hortons and Burger King Worldwide that forms a part of the Registration Statement (the “Joint Information Statement/Circular”) contains additional information about the Transactions, including information concerning the interests of directors, executive officers and affiliates of the Company and Burger King Worldwide in the Transactions.

As a final step in the plan of arrangement, Tim Hortons and Amalgamation Sub will amalgamate effective as of 11:59 p.m. (Toronto time) on December 12, 2014. In accordance with the plan of arrangement, Tim Hortons will survive the amalgamation and its separate legal existence will not cease. The name of the amalgamated company will be Tim Hortons Inc. Amalgamation Sub and Tim Hortons will continue as one company, and the property of Amalgamation Sub (other than Tim Hortons common shares held by Amalgamation Sub and any amounts owed by Tim Hortons to Amalgamation Sub) will become the property of the amalgamated company.

The information set forth in Item 3.01 of this Current Report on Form 8-K with respect to the delisting of Tim Hortons shares from the New York Stock Exchange (the “NYSE”)and the Toronto Stock Exchange (the “TSX”) is incorporated by reference into this Item 2.01.

The foregoing description of the Arrangement Agreement and the Transactions is not complete and is qualified in its entirety by reference to the Arrangement Agreement, which was included as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the SEC on September 2, 2014, which is incorporated by reference herein.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 12, 2014, in connection with the Transactions, the Company notified the NYSE that the Merger had been completed and requested that trading of Tim Hortons common shares on the NYSE be suspended after the close of trading on December 12, 2014. In addition, the Company requested that the NYSE file with the SEC a notification of removal from listing on Form 25 to delist Tim Hortons common shares from the NYSE and deregister Tim Hortons common shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file a certification and notice of termination on Form 15 requesting that the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be terminated.

On December 11, 2014, in connection with the Transactions, the TSX issued a bulletin announcing that, conditional upon the consummation of the Arrangement, the common shares of Tim Hortons will be delisted from the TSX after the close of trading on December 12, 2014. Tim Hortons will remain a reporting issuer in each of the provinces and territories of Canada. However, as a result of (i) the delisting of Tim Hortons common shares from the TSX on December 12, 2014 and (ii) the delisting of Tim Hortons common shares from the NYSE and the deregistering of Tim Hortons common shares under section 12(b) of the Exchange Act, which is expected to occur on December 15, 2014, Tim Hortons will become a “venture issuer” (as defined in National Instrument 51-102 – Continuous Disclosure Obligations) for purposes of its Canadian continuous disclosure obligations. By virtue of exemptive relief applicable in each of the provinces and territories of Canada, for so long as certain conditions are satisfied, Tim Hortons will be permitted to continue to prepare its financial statements in accordance with U.S. generally accepted accounting principles. If and when it is entitled to do so, Tim Hortons intends to file the required notices and applications for Tim Hortons to cease to be a reporting issuer in the jurisdictions where Tim Hortons is currently a reporting issuer in Canada.

The information set forth in Item 2.01 is incorporated by reference into this Item 3.01.

Item 3.03 Material Modification to Rights of Security Holders.

In connection with the Transactions, on December 12, 2014, each Tim Hortons common share was cancelled and automatically converted into the right to receive the Arrangement Consideration.

Commencing at the effective time of the Arrangement:

•	each Tim Hortons common share held by a dissenting Tim Hortons shareholder was transferred to Amalgamation Sub by the holder thereof, and thereupon each dissenting Tim Hortons shareholder ceased to have any rights as a holder of such Tim Hortons common shares other than the rights set out in the plan of arrangement;

•	concurrent with the preceding step, each Tim Hortons deferred stock unit award outstanding immediately prior to the effective time of the Arrangement was deemed to be fully vested and terminated in consideration for an amount in cash equal to the product of (i) the sum of (a) C$65.50 in cash plus (b) the value of 0.8025 Restaurant Brands International common shares, based on the opening price of a Restaurant Brands International common share on the TSX for the first trading day immediately following the date of the effective time of the Arrangement) multiplied by (ii) the number of Tim Hortons common shares subject to such Tim Hortons deferred stock unit award;

•	concurrent with the preceding step, each Tim Hortons restricted stock unit award outstanding immediately prior to the effective time of the Arrangement was deemed to be fully vested and terminated in consideration for the number of Tim Hortons common shares subject to such Tim Hortons restricted stock unit award;

•	concurrent with the preceding step, each Tim Hortons performance stock unit award outstanding immediately prior to the effective time of the Arrangement was deemed to be fully vested and terminated in consideration for the number of Tim Hortons common shares subject to such Tim Hortons performance stock unit award, with the number of performance stock units determined based on the maximum or highest level achievable thereunder;

•	each surrendered Tim Hortons stock option award was surrendered and terminated in consideration for the number of Tim Hortons common shares, rounded down to the nearest whole share, equal in value to the in-the-money value of such Tim Hortons stock option award, with the in-the-money value of the Tim Hortons stock option award being the amount by which the fair market value of the Tim Hortons common shares subject thereto exceeds the aggregate exercise price of the Tim Hortons stock option;

•	each Tim Hortons shareholder who had not deposited with Computershare Trust Company of Canada acting in connection with the Arrangement a duly completed election form and letter of transmittal prior to the election deadline, or had otherwise failed to comply with applicable requirements, was deemed to have elected to receive, in respect of all Tim Hortons common shares held by such holder, the Arrangement Mixed Consideration;

•	each outstanding Tim Hortons common share (other than any Tim Hortons common share held by Amalgamation Sub) was transferred to Amalgamation Sub in accordance with the election or deemed election of the holder thereof in exchange for, subject to applicable proration and the treatment of fractional shares, the payment by Amalgamation Sub of (i) the Arrangement Cash Consideration, (ii) the Arrangement Mixed Consideration or (iii) the Arrangement Shares Consideration, as applicable;

•	concurrent with the preceding step, in consideration for Restaurant Brands International delivering, on behalf of Amalgamation Sub, Restaurant Brands International common shares directly to Tim Hortons shareholders, Amalgamation Sub common shares with an aggregate fair market value equal to the aggregate fair market value of the Restaurant Brands International common shares so delivered were issued to Restaurant Brands International; and

•	each Tim Hortons stock option (and its tandem stock appreciation right) that was outstanding immediately prior to the time of this step (other than the surrendered Tim Hortons stock options), whether or not vested, was exchanged for a Restaurant Brands International stock option to acquire from Restaurant Brands International that number of Restaurant Brands International common shares equal to the product of: (i) the number of Tim Hortons common shares subject to such Tim Hortons stock option immediately prior to the effective time of the Arrangement multiplied by (ii) 3.0879, provided that the number of Restaurant Brands International common shares issuable were rounded down to the nearest whole number of Restaurant Brands International common shares, with an exercise price equal to the quotient of: (i) the exercise price per Tim Hortons common share subject to each Tim Hortons stock option divided by (ii) 3.0879 (with the aggregate exercise price being rounded up to the nearest whole cent), provided that the in-the-money value of such Restaurant Brands International stock option immediately after the issuance of such Restaurant Brands International stock option could not exceed the in-the-money value of the Tim Hortons stock option immediately prior to such issuance.

The information set forth in Items 2.01 and 3.01 is incorporated by reference into this Item 3.03.

Item 5.01 Changes in Control of Registrant.

As a result of the Arrangement, a change of control of the Company occurred and the Company became an indirect subsidiary of both Restaurant Brands International and Partnership. The information set forth in Items 2.01 and 3.01 is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Board of Directors

At the effective time of the Arrangement, each member of the Company’s board of directors ceased to be a director of the Company. The members of the Company’s board of directors immediately prior to the Arrangement were Paul D. House, Frank Iacobucci, M. Shan Atkins, Sherri A. Brillon, Marc Caira, Michael J. Endres, Moya Greene, John Lederer, David H. Lees, Thomas V. Milroy, Christopher R. O’Neill and Wayne C. Sales.

Immediately following the consummation of the Transactions, Messrs. Alexandre Behring, Marc Caira, Martin Franklin, Paul Fribourg, John Lederer, Thomas V. Milroy, Alan Parker, Daniel Schwartz, Carlos Alberto da Veiga Sicupira, Alexandre Van Damme and Roberto Thompson were elected to the board of directors of Restaurant Brands International pursuant to the terms of the Arrangement Agreement.

In accordance with the plan of arrangement, Messrs. Alexandre Behring, John A. Lederer, Thomas V. Milroy and Daniel Schwartz will be appointed to the Tim Hortons board of directors effective as of 11:59 p.m. Toronto time on December 12, 2014.

Executive Officers

Tim Hortons expects to announce the Company’s executive officers following the completion of the Transactions on Monday, December 15, 2014.

Amendment to Clanachan Agreement

As previously disclosed in the Joint Information Statement/Circular, Tim Hortons may execute agreements with individuals subject to taxes arising under 280G and 4999 of the U.S. Internal Revenue Code. On December 8, 2014, Tim Hortons and David F. Clanachan, Chief Operating Officer of Tim Hortons, entered into an amendment to the change in control (employment) agreement (the “Amendment”) between Tim Hortons and Mr. Clanachan, dated as of September 28, 2009 and first amended as of February 24, 2010, to provide that, in the event that Mr. Clanachan were to become subject to such taxes, he would be reimbursed for them. The full impact of the transactions between Tim Hortons and Burger King Worldwide on Mr. Clanachan’s compensation arrangements is not known as of this filing; however, based on Mr. Clanachan’s existing arrangements, Tim Hortons does not currently anticipate any reimbursement to become due pursuant to this amendment as a result of the transactions. The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Amendment, filed as Exhibit 10.3 hereto and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As a final step in the plan of arrangement, Tim Hortons and Amalgamation Sub will amalgamate effective as of 11:59 p.m. Toronto time on December 12, 2014. The amalgamated company will be named Tim Hortons Inc. Pursuant to the plan of arrangement, the articles of arrangement filed in connection with the consummation of the Arrangement will be deemed to be the articles of incorporation of the amalgamated company, and the by-laws of Amalgamation Sub prior to the amalgamation will be deemed to be the by-laws of the amalgamated company.

The articles of arrangement, which will be deemed to be the articles of incorporation of the amalgamated company as of 11:59 p.m. Toronto time on December 12, 2014 in accordance with the plan of arrangement, are filed as Exhibit 3.1 hereto and are incorporated by reference into this Item 5.03. The by-laws of Amalgamation Sub, which will be deemed to be the by-laws of the amalgamated company as of 11:59 p.m. Toronto time on December 12, 2014 in accordance with the plan of arrangement, are filed (with such changes as necessary to reflect the name of the amalgamated company as Tim Hortons Inc.) as Exhibit 3.2 hereto and are incorporated by reference into this Item 5.03.

Item 8.01 Other Events.

On December 12, 2014, Tim Hortons and Burger King Worldwide issued a joint press release announcing the completion of the Transactions, which is attached as Exhibit 99.1 hereto, and is incorporated into this report by reference.

Tim Hortons Notes

Tim Hortons has outstanding (i) CDN$300,000,000 aggregate principal amount of 4.20% Senior Unsecured Notes, Series 1, due June 1, 2017, (ii) CDN$450,000,000 aggregate principal amount of 4.20% Senior Unsecured Notes, Series 2, due 2017, (ii) 4.52% Senior Unsecured Notes due 2023 and (iii) CDN$450,000,000 aggregate principal amount of 2.85% Senior Unsecured Notes, Series3, due 2019 (collectively, the “Tim Hortons Notes”). On December 12, 2014, Tim Hortons commenced change of control offers to repurchase for cash any and all of the outstanding Tim Hortons Notes. These change of control offers are required by virtue of the change of control of Tim Hortons in connection with the Transactions and the associated downgrading of DBRS Limited’s rating on each series of these notes below an investment grade rating. The consideration being offered for Tim Hortons Notes properly tendered is an amount in cash equal to 101% of the principal amount of such tendered Tim Hortons Notes together with accrued and unpaid interest thereon, if any, to the date on which they are accepted for purchase and payment.

For so long as any assets (the “Tim Hortons Property”) of Tim Hortons or any person required to be a guarantor (the “Tim Hortons Note Guarantor”) under the indenture governing the Tim Hortons Notes (the “Tim Hortons Indenture”) secure any borrowed money, the Tim Hortons Indenture requires, subject to certain limited exceptions, that the Tim Hortons Notes be secured on an equal basis with respect to such Tim Hortons Property. As a result, Tim Hortons and the Tim Hortons Note Guarantor will secure the Tim Hortons Notes on an equal basis with any lien on Tim Hortons Property securing obligations under the Credit Agreement or any other first priority obligations to the extent and for so long as required under the Tim Hortons Indenture. Any lien on Tim Hortons Property securing obligations under the Tim Hortons Indenture or any other second priority obligations will rank junior to the corresponding liens on that Tim Hortons Property that secure the Tim Hortons Notes; provided that, if at any time there exist no liens on the Tim Hortons Property securing first priority obligations, the Tim Hortons and the Tim Hortons Note Guarantor will secure the Tim Hortons Notes on an equal basis with any lien on Tim Hortons Property securing obligations under the Tim Hortons Indenture or any other second priority obligations to the extent and for so long as required under the Tim Hortons Indenture.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

2.1	Arrangement Agreement and Plan of Merger, dated as of August 26, 2014, by and among Tim Hortons Inc., Burger King Worldwide, Inc., Restaurant Brands International Inc. (f/k/a 9060669 Canada Inc. and 1011773 B.C. Unlimited Liability Company), Restaurant Brands International Limited Partnership (f/k/a New Red Canada Limited Partnership and New Red Canada Partnership), Blue Merger Sub, Inc. and 8997900 Canada Inc. (incorporated herein by reference to Exhibit 2.1 to the Company’s current report filed on Form 8-K dated as of September 2, 2014).

3.1	Certificate of Arrangement of Restaurant Brands International Inc., 8997900 Canada Inc. and Tim Hortons Inc., effective December 12, 2014.

3.2	By-law 1 of Tim Hortons Inc., effective December 12, 2014.

4.1	Indenture, dated as of October 8, 2014, by and among 1011778 B.C. Unlimited Liability Company, as issuer, New Red Finance, Inc., as co-issuer, the guarantors from time to time party thereto, and Wilmington Trust, National Association, as trustee and collateral agent.

4.2	First Supplemental Indenture, dated as of December 12, 2014, by and among 1011778 B.C. Unlimited Liability Company, as issuer, New Red Finance, Inc., as co-issuer, the guarantors party thereto, and Wilmington Trust, National Association, as trustee and collateral agent, to the Indenture, dated as of October 8, 2014, by and among 1011778 B.C. Unlimited Liability Company, as issuer, New Red Finance, Inc., as co-issuer, the guarantors from time to time party thereto and Wilmington Trust, National Association, as trustee and collateral agent.

10.1	Credit Agreement, dated as of October 27, 2014, among 1011778 B.C. Unlimited Liability Company, as the parent borrower, New Red Finance, Inc., as the subsidiary borrower, 1013421 B.C. Unlimited Liability Company, JPMorgan Chase Bank, N.A., as administrative agent, collateral agent and swing line lender and each l/c issuer and lender from time to time party thereto.

10.2	Guaranty, dated as of December 12, 2014, among 1013421 B.C. Unlimited Liability Company, certain subsidiaries of its subsidiaries and JPMorgan Chase Bank, N.A.

10.3	Second Amendment to Employment Agreement between Tim Hortons Inc. and David F. Clanachan.

99.1	Press release issued by Tim Hortons Inc., Burger King Worldwide, Inc. and Restaurant Brands International Inc. on December 12, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIM HORTONS INC.

Date: December 12, 2014	By:	/s/ Jill E. Sutton
Jill E. Sutton Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

2.1	Arrangement Agreement and Plan of Merger, dated as of August 26, 2014, by and among Tim Hortons Inc., Burger King Worldwide, Inc., Restaurant Brands International Inc. (f/k/a 9060669 Canada Inc. and 1011773 B.C. Unlimited Liability Company), Restaurant Brands International Limited Partnership (f/k/a New Red Canada Limited Partnership and New Red Canada Partnership), Blue Merger Sub, Inc. and 8997900 Canada Inc. (incorporated herein by reference to Exhibit 2.1 to the Company’s current report filed on Form 8-K dated as of September 2, 2014).

3.1	Certificate of Arrangement of Restaurant Brands International Inc., 8997900 Canada Inc. and Tim Hortons Inc., effective December 12, 2014.

3.2	By-law 1 of Tim Hortons Inc., effective December 12, 2014.

4.1	Indenture, dated as of October 8, 2014, by and among 1011778 B.C. Unlimited Liability Company, as issuer, New Red Finance, Inc., as co-issuer, the guarantors from time to time party thereto and Wilmington Trust, National Association, as trustee and collateral agent.

4.2	First Supplemental Indenture, dated as of December 12, 2014, by and among 1011778 B.C. Unlimited Liability Company, as issuer, New Red Finance, Inc., as co-issuer, the guarantors party thereto, and Wilmington Trust, National Association, as trustee and collateral agent, to the Indenture, dated as of October 8, 2014, by and among 1011778 B.C. Unlimited Liability Company, as issuer, New Red Finance, Inc., as co-issuer, the guarantors from time to time party thereto and Wilmington Trust, National Association, as trustee and collateral agent.

10.1	Credit Agreement, dated as of October 27, 2014, among 1011778 B.C. Unlimited Liability Company, as the parent borrower, New Red Finance, Inc., as the subsidiary borrower, 1013421 B.C. Unlimited Liability Company, JPMorgan Chase Bank, N.A., as administrative agent, collateral agent and swing line lender and each l/c issuer and lender from time to time party thereto.

10.2	Guaranty, dated as of December 12, 2014, among 1013421 B.C. Unlimited Liability Company, certain subsidiaries of its subsidiaries and JPMorgan Chase Bank, N.A.

10.3	Second Amendment to Employment Agreement between Tim Hortons Inc. and David F. Clanachan.

99.1	Press release issued by Tim Hortons Inc., Burger King Worldwide, Inc. and Restaurant Brands International Inc. on December 12, 2014.